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                                                                   EXHIBIT (a).1

                              ARTICLES OF AMENDMENT
                             AMENDING AND RESTATING
                            ARTICLES OF INCORPORATION
                                       OF
                            FORTIS GROWTH FUND, INC.

1. The name of the corporation is Fortis Growth Fund, Inc., a Minnesota corporation.

2. The document entitled "Amended and Restated Articles of Incorporation of Fortis Growth Fund, Inc.," marked as Exhibit A attached hereto, contains the full text of the amendment to the Articles of Incorporation of the corporation.

3. The date of adoption of the amendment by the shareholders of the corporation was August 23, 1994.

4. The amendment, among other things, permits Fortis Growth Fund, Inc. to issue multiple classes of shares and to increase the authorized capital of the corporation.

5. The amendment amends and restates the Articles of Incorporation of the corporation in their entirety, and the Amended and Restated Articles of Incorporation attached hereto as Exhibit A supersede the original Articles of Incorporation and all amendments to and restatements of them.

6. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, the undersigned, Michael J. Radmer, the Secretary of Fortis Growth Fund, Inc., being duly authorized on behalf of Fortis Growth Fund, Inc., has executed this document this 8th day of September 1994.

                     /s/ Michael J. Radmer
                     ---------------------------
                     Michael J. Radmer

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                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            FORTIS GROWTH FUND, INC.

         Pursuant to the provisions of Minnesota Statutes, Chapter 302A, the following Articles of Incorporation are adopted, as amended and restated:

1.  The name of this corporation is Fortis Growth Fund, Inc.

2. This corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, this corporation shall have specific power:

     (a) To conduct, operate and carry on the business of a so-called "open-end" management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations.
     (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, options on stock indexes, stock index and interest rate futures contracts and options thereon, and other futures contracts and options thereon.
     (c) In the above provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

3.   This corporation shall have perpetual existence.

4. The location and post office address of the registered office in Minnesota is 500 Bielenberg Drive, Woodbury, Minnesota 55125.

5.

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     (a) The total authorized number of shares of this corporation is
     100,000,000,000, all of which shall be common shares of the par value of $.01 each. The corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the corporation.

     (b) The shares may be classified by the Board of Directors in one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors of the corporation pursuant to the authority hereby vested in the Board of Directors and Minnesota Statutes, Section 302A.401, Subd. 3, or any successor provision. The shares of each class may be subject to such charges and expenses (including by way of example, but not by way of limitation, front-end and deferred sales charges, expenses under Rule l2b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors in accordance, to the extent applicable, with the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the "1940 Act"), which charges and expenses may differ from those applicable to another class within such series, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected (in the manner determined or approved by the Board of Directors) in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such class. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that shires of any class shall be convertible (automatically, optionally or otherwise) into shares of one or more other classes in accordance with such requirements and procedures as may be established by the Board of Directors.

6.   The shareholders of each class of common shares of this corporation:

     (a) shall not have the right to cumulate votes for the election of directors; and
     (b) shall have no preemptive right to subscribe to any issue of shares of any class or series of this corporation now or hereafter created, designated, or classified.

7. A description of the relative rights and preferences of all classes of shares is as follows, unless otherwise set forth in one or more amendments to these Articles of Incorporation or in the resolutions providing for the issue of such classes:

          (a) On any matter submitted to a vote of shareholders of this corporation, all shares of the corporation then issued and outstanding and entitled to vote, irrespective of class, shall be voted in the aggregate and not by class, except: (i) when otherwise required by Minnesota Statutes, Chapter 302A, in which case shares will be voted by individual class, as applicable; (ii) when otherwise required by the 1940 Act, as amended, or the rules adopted thereunder, in which case shares shall be voted by individual class, as applicable; and (iii) when the matter does not affect the interests of a particular class thereof, in which case only shareholders of the class affected shall be entitled to vote thereon and shall vote by individual class.

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          (b) The Board of Directors may, to the extent permitted by Minnesota
              Statutes, Chapter 302A or any successor provision thereto, declare and pay dividends or distributions in shares, cash or other property on any or all classes shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors.

          (c) With the approval of a majority of the shareholders of each of the affected classes of shares present in person or by proxy at a meeting called for the following purpose (provided that a quorum of the issued and outstanding shares of each affected class is present at such meeting in person or by proxy), the Board of Directors may transfer the assets of any class to any other class. Upon such a transfer, the corporation shall issue shares representing interests in the class to which the assets were transferred in exchange for all common shares representing interests in the class from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

8. The following additional provisions, when consistent with law, are hereby established for the management of the business, for the conduct of the affairs of the corporation, and for the purpose of describing certain specific powers of the corporation and of its directors and shareholders.

         (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

                   (1) to make, adopt, alter, amend and repeal Bylaws of the
                       corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws;
                   (2) to distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;
                   (3) to authorize, subject to such vote, consent, or approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the corporation) upon such terms and conditions as may be provided in such agreement or agreements;
                   (4) to authorize any agreement of the character described in subparagraph (3) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the corporation may

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                       be the other party to any such agreement or an officer,
                       director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;
                   (5) to allot and authorize the issuance of the authorized but unissued shares of any class of this corporation;
                   (6) to accept or reject subscriptions for shares of any class made after corporation;
                   (7) to fix the terms, conditions and provisions of and
                       authorize the issuance of options to purchase or subscribe for shares of any class or classes including the option price or prices at which shares may be purchased or subscribed for, and
                   (8) to determine what constitutes net income, total assets and the net asset value of the shares of each class of the corporation. Any such determination made in good faith shall be final and conclusive and shall be binding upon the corporation and all holders (past, present, and future) of shares of each class.

         (b) Except as provided in the next sentence of this paragraph (b), shares of any class, which are redeemed, exchanged, or otherwise acquired by this corporation shall return to the status of authorized and unissued shares of such class. Upon the redemption, exchange, or other acquisition by the corporation of all outstanding shares of any class, such shares shall return to the status of authorized and unissued shares without designation as to class (including, without limitation, any statement establishing or fixing the rights and preferences of such class), shall cease to be of further effect and shall cease to be a part of these Articles. Upon the occurrence of such events, the Board of Directors of the corporation shall have the power, pursuant to Minnesota Statutes Section 302A.135, Subdivision 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the corporation to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal from these Articles of all such provisions relating to such class.


         (c) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the corporation and every holder of shares of its capital stock: namely, the amount of the assets, obligations, liabilities and expenses of the corporation; the amount of the net income of the corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the corporation; the fair value of any other asset owned by the corporation; the number of shares of the corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by the corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or

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         participation in any underwriting or selling group in connection, with the public distribution of any securities.

         (d) The Board of Directors or the shareholders of the corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of the corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act of 1940.

         (e) The corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

         (f) Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the directors or committee members.

         (g) To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended (except as prohibited by the Investment Company Act of 1940, as the same exists or may hereafter be amended), a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

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